Exhibit 10.1

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made as of the 2nd day of May, 2012, by and among MAIN STREET CAPITAL CORPORATION, a Maryland corporation (the “Borrower”), the INITIAL GUARANTORS identified in the Credit Agreement (as defined below) (the “Guarantors”), BRANCH BANKING AND TRUST COMPANY (the “Administrative Agent”), and all of the LENDERS, as defined in the Credit Agreement (the “Lenders”).

R E C I T A L S:

The Borrower, the Guarantors, the Administrative Agent and the Lenders have entered into a certain Amended and Restated Credit Agreement dated as of September 20, 2010, as amended by the Supplement and Joinder Agreement dated January 7, 2011, the First Amendment to Credit Agreement dated as of June 28, 2011, the Second Amendment to Credit Agreement dated as of July 29, 2011, the Third Amendment to Credit Agreement dated as of November 21, 2011 and the Supplement and Joinder Agreement dated December 30, 2011 (as amended, the “Credit Agreement”).  Capitalized terms used in this Amendment that are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Credit Agreement.

The Borrower and Guarantors have requested that the Administrative Agent and the Lenders amend the Credit Agreement.

The Lenders, the Administrative Agent, the Guarantors and the Borrower desire to amend the Credit Agreement upon the terms and conditions hereinafter set forth to (a) increase the Revolver Commitments by $42,500,000, resulting in total Revolver Commitments, after giving effect to such increase, of $277,500,000, (b) to increase the size of the permitted Commitment Increase and (c) make other changes as described herein.

NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantors, the Administrative Agent and the Lenders, intending to be legally bound hereby, agree as follows:

SECTION 1.  Recitals.  The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.

SECTION 2.  Amendments to Credit Agreement.  The Credit Agreement is hereby amended as set forth in this Section 2.

SECTION 2.01.  Amendment to Section 2.14.  Clause (ii) of Section 2.14(a) is hereby amended and restated to read in its entirety as follows:

(ii) immediately after giving effect to any Commitment Increase, (y) the aggregate Revolver Commitments shall not exceed $350,000,000 and (z) the aggregate of all Commitment Increases effected shall not exceed $72,500,000,

Section 2.02.                             Amendment to Section 2.14.  The last sentence of Section 2.14(a) is hereby amended and restated to read in its entirety as follows:

Other than fees payable under the Administrative Agent’s Letter Agreement or under any other letter agreement with a Lender acting as an arranger approved by the Administrative Agent, which shall be paid in accordance with their terms, any fees paid by the Borrower for a Commitment Increase to an Increasing Lender, an Additional Lender, the Administrative Agent or any Lender, as arranger, shall be for their own account and shall be in an amount, if any, mutually agreed upon by each such party and the Borrower, in each party’s sole discretion.

SECTION 3.   Revolver Commitments.  The Borrowers, the Guarantors, the Administrative Agent and the Lenders acknowledge and agree, as of the effective date of this Amendment, the aggregate amount of the Revolver Commitments shall be increased by an amount equal to $42,500,000, for a total aggregate amount of the Revolver Commitments of all of the Lenders equal to $277,500,000, which increase shall result from increases to the Revolver Commitments of certain existing Lenders.  The amended amount of each existing Lender’s total Revolver Commitment is the amount set forth opposite the name of such Lender on the signature pages hereof.  The Administrative Agent shall deliver to the existing Lenders whose Revolver Commitments are increasing pursuant hereto replacement Revolver Notes (in the amount of the Lenders’ respective Revolver Commitments) (such replacement Revolver Notes are hereinafter referred to as the “Replacement Notes”), executed by the Borrower, in exchange for the Revolver Notes of such Lenders currently outstanding.  All references contained in the Credit Agreement and the other Loan Documents to the “Revolver Notes” shall mean and include the Replacement Notes as supplemented, modified, amended, renewed or extended from time to time.  To the extent applicable, the Administrative Agent and the Lenders agree that the requirements of Section 2.14 of the Credit Agreement have been satisfied for the increased Revolver Commitments.

SECTION 4. Conditions to Effectiveness.  The effectiveness of this Amendment and the obligations of the Lenders hereunder are subject to the following conditions, unless the Required Lenders waive such conditions:

(a)                                  The Borrower shall have delivered to the Administrative Agent the following in form and substance satisfactory to the Administrative Agent:

(i)                                     duly executed counterparts of this Amendment signed by the Borrower and the Guarantors;

(ii)                                  duly executed Replacement Notes;

(iii)                               a certificate of the Secretary or Assistant Secretary of the Borrower and each Guarantor, certifying to and attaching the resolutions adopted by the board of directors (or similar governing body) of such party approving or consenting to this Amendment and the increase in aggregate Revolver Commitments;

(iv)                              a certificate of the Chief Financial Officer or other Responsible Officer of the Borrower, certifying that (x) as of the date of this Amendment, all representations and warranties of the Borrower and the Guarantors contained in this Amendment and the other Loan Documents are true and correct (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct as of such date), (y) immediately after giving effect to this Amendment and the increase in aggregate Revolver Commitments (including any Borrowings in connection therewith and the application of the proceeds thereof), the Borrower is in compliance with the covenants contained in Article V of the Credit Agreement, and (z) no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to this Amendment and the increase in aggregate Revolver Commitments (including any Borrowings in connection therewith and the application of the proceeds thereof); and

(v)                                 such other documents or items that the Administrative Agent, the Lenders or their counsel may reasonably request.

(b)                                 The Borrower shall have paid to the Administrative Agent, for the account of each of the Lenders (including the Administrative Agent), fees in an amount separately agreed between the Borrower, the Administrative Agent and the Lenders.

(c)                                  The Borrower shall have paid to the Administrative Agent, upon application with appropriate documentation, all reasonable costs and expenses of the Administrative Agent, including reasonable fees, charges and disbursements of counsel for the Administrative Agent, incurred in connection with this Amendment and the transactions contemplated herein.

SECTION 5.  No Other Amendment.  Except for the amendments set forth above, the text of the Credit Agreement shall remain unchanged and in full force and effect.  On and after the Fourth Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment.  This Amendment is not intended to effect, nor shall it be construed as, a novation.  The Credit Agreement and this Amendment shall be construed together as a single agreement.  This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.  Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein amended, nor affect nor impair any rights, powers or remedies under the Credit Agreement as hereby amended.  The Lenders and the Administrative Agent do hereby reserve all of their rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Notes.  The Borrower and Guarantors promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as heretofore and hereby amended, the Credit Agreement, as amended, and the other Loan Documents being hereby ratified and affirmed.  The Borrower and Guarantors hereby expressly agree that the Credit Agreement, as amended, and the other Loan Documents are in full force and effect.

SECTION 6.  Representations and Warranties.  The Borrower and Guarantors hereby represent and warrant to each of the Lenders as follows:

(a)                                  No Default or Event of Default under the Credit Agreement or any other Loan Document has occurred and is continuing unwaived by the Lenders on the date hereof, or shall result from this Amendment.

(b)                                 The Borrower and the Guarantors have the power and authority to enter into this Amendment and issue the Replacement Notes and to do all acts and things as are required or contemplated hereunder or thereunder to be done, observed and performed by them.

(c)                                  Each of this Amendment and the Replacement Notes has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower and the Guarantors and constitutes the legal, valid and binding obligations of the Borrower and the Guarantors enforceable against them in accordance with their respective terms.

(d)                                 The execution and delivery of each of this Amendment and the Replacement Notes and the performance by the Borrower and the Guarantors hereunder and thereunder do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower, or any Guarantor, nor be in contravention of or in conflict with the articles of incorporation, bylaws or other organizational documents of the Borrower, or any Guarantor that is a corporation, the articles of organization or operating agreement of any Guarantor that is a limited liability company, or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which any Borrower, or any Guarantor is party or by which the assets or properties of the Borrower and the Guarantors are or may become bound.

SECTION 7.  Counterparts; Governing Law.  This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.  This Amendment shall be construed in accordance with and governed by the laws of the State of North Carolina.

SECTION 8.  Amendment.  This Amendment may not be amended or modified without the written consent of the Lenders.

SECTION 9.  Effective Date.  The date on which the conditions set forth in this Amendment have been satisfied shall be the “Fourth Amendment Effective Date” of this Amendment.

SECTION 10.  Further Assurances.  The Loan Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

SECTION 11.  Consent by Guarantors.  The Guarantors consent to the foregoing amendments.  The Guarantors promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement as hereby amended, said Credit Agreement, as hereby amended, being hereby ratified and affirmed.  In furtherance and not in limitation of the foregoing, the Guarantors acknowledge and agree that the “Guaranteed Obligations” (as defined in the Credit Agreement) include, without limitation, the indebtedness, liabilities and obligations evidenced by the Notes and the Advances made under the Credit Agreement as hereby amended.  The Guarantors hereby expressly agree that the Credit Agreement, as hereby amended, is in full force and effect.

SECTION 12.  Severability.  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 13.  Notices.  All notices, requests and other communications to any party to the Loan Documents, as amended hereby, shall be given in accordance with the terms of Section 9.01 of the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers and representatives to execute and deliver, this Agreement as of the day and year first above written.

BORROWER

MAIN STREET CAPITAL CORPORATION

By:	/s/ Todd A. Reppert
Name:	Todd A. Reppert
Title:	President

INITIAL GUARANTOR

MAIN STREET CAPITAL PARTNERS, LLC

By:	/s/ Rodger Stout
Name:	Rodger Stout
Title:	Chief Financial & Administrative Officer

INITIAL GUARANTOR

MAIN STREET EQUITY INTERESTS, INC.

By:	/s/ Rodger Stout
Name:	Rodger Stout
Title:	Vice President, Treasurer and Assistant Secretary

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COMMITMENTS:	ADMINISTRATIVE AGENT AND LENDER

Revolver Commitment:	BRANCH BANKING AND TRUST COMPANY
$50,000,000
Percentage Interest:
18.018018%	By:	/s/ William Keene
	Name:	William Keene
	Title:	Vice President

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Revolver Commitment:	REGIONS BANK
$50,000,000
Percentage Interest:
18.018018%	By:	/s/ Larry Stephens
	Name:	Larry Stephens
	Title:	Senior Vice President

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Revolver Commitment:	THE FROST NATIONAL BANK
$50,000,000
Percentage Interest:
18.018018%	By:	/s/ Brenda Murphy
	Name:	Brenda Murphy
	Title:	Market President

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Revolver Commitment:	CAPITAL ONE, N.A.
$35,000,000
Percentage Interest:
12.6126126%	By:	/s/ Don Backer
	Name:	Don Backer
	Title:	Senior Vice President,
Commercial Banking - Houston

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Revolver Commitment:	TEXAS CAPITAL BANK
$25,000,000
Percentage Interest:
9.009009%	By:	/s/ Eric Luttrell
	Name:	Eric Luttrell
	Title:	Senior Vice President

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Revolver Commitment:	CADENCE BANK, N.A.
$25,000,000
Percentage Interest:
9.009009%	By:	/s/ Bill Bobbora
	Name:	Bill Bobbora
	Title:	Senior Vice President

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Revolver Commitment:	COMPASS BANK
$22,500,000
Percentage Interest:
8.1081081%	By:	/s/ David Moriniere
	Name:	David Moriniere
	Title:	Senior Vice President

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Revolver Commitment:	AMEGY BANK N.A.
$20,000,000

Percentage Interest:
7.2072073%	By:	/s/ Timothy Zawinsky
	Name:	Timothy Zawinsky
	Title:	Vice President